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                                                                   EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT between AptarGroup, Inc., a Delaware corporation (the "Company"), and Emil Meshberg (the "Executive") is entered into as of February 17, 1999. In consideration of the covenants contained herein, the parties agree as follows:

          1.  Employment.  The Company shall employ the Executive, and the
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Executive agrees to be employed by the Company, upon the terms and subject to the conditions set forth herein, effective upon the consummation (the "Effective Date") of the transactions (the "Stock Purchase") contemplated by the Stock Purchase Agreement dated as of the date hereof between the Company and The Meshberg Family Trust (the "Stock Purchase Agreement"). The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence on the Effective Date and shall end on the third anniversary of the Effective Date, unless earlier terminated pursuant to Section 4 hereof; provided, however, that this Agreement shall terminate and shall be of no further force or effect if the Stock Purchase Agreement shall be terminated and the Stock Purchase shall not be consummated pursuant to the terms of the Stock Purchase Agreement.

          2.  Position and Duties.  During the Employment Period, the Executive
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shall be responsible for the performance of Emson Research, Inc. and its subsidiaries, Philson, Inc. and R.P.M. Manufacturing Company (collectively, "Emson") and the SAR group of companies controlled by the Company (collectively, "SAR"). The Executive shall have the normal duties and authority of an executive having the responsibility for the performance of Emson and SAR, subject to the direction of the Board of Directors of the Company (the "Board"), the Chief Executive Officer of the Company (the "Company CEO") and the Vice Chairman of the Company (the "Company Vice Chairman"). The Executive shall have the titles of Vice President of the Company and Chief Executive Officer of Emson Research, Inc. and shall report to the Company Vice Chairman. During the Employment Period, the Executive shall devote his best efforts and his full business time to the business and affairs of the Company. During the Employment Period, the Executive's office shall be located in Stratford, Connecticut. On or before December 31, 1999, the Executive shall resign as an officer of NIOB Ltd.

          3.  Compensation.
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          (a)  Salary.  The Company shall pay the Executive a salary during the
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Employment Period, in monthly installments, initially at the rate of $300,000 per annum. Such base salary shall be reviewed annually and shall be increased (but shall not be decreased) annually, as determined by the Company CEO and the Company Vice Chairman. In no event shall any annual percentage increase be less than the percentage increase, if any, in the CPI (as defined below) for the immediately preceding calendar year. As used in this Agreement, the term "CPI" means the Consumer Price Index (all items) of the United States Bureau of Labor Statistics for the Northeast Region of the United States, or, if that index is not in use, its successor, or, if there is no successor, an index that the Company CEO or the Company Vice Chairman reasonably selects, which index is intended to reflect the change in the cost of living in the Northeast Region of the United States.
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          (b)  Annual Performance Bonus.  The Executive shall be entitled to
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receive an annual performance bonus payable in cash for each fiscal year of the
Company during the Employment Period in accordance with a bonus plan agreed upon by the Company and the Executive. The annual performance bonus payable under such bonus plan shall be based upon (i) aggregate Company results, (ii) divisional results, 50 percent of which shall be determined from the performance of Emson and 50 percent of which shall be determined from the performance of SAR, and (iii) personal objectives agreed upon by the Company and the Executive. The Executive shall participate fully in such bonus plan for the Company's 1999 fiscal year, as if the Employment Period commenced January 1, 1999.

          (c)  Stock Options.  On the Effective Date, the Compensation Committee
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of the Board shall grant to the Executive non-qualified options (the "Initial
Options") to purchase 20,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). Thereafter, the Executive shall be eligible, on the same basis as peer executives of the Company located in the United States, to be granted additional non-qualified options (the "Subsequent Options") to purchase Common Stock. The Initial Options shall be subject to the terms and provisions of the AptarGroup, Inc. 1996 Stock Awards Plan and the stock option agreement relating to the Initial Options, which stock option agreement shall be in the form customarily used by the Company, except that such stock option agreement shall provide that if the Company terminates the employment of the Executive without "Cause," as defined in Section 4(b)(i) hereof, or if the Executive terminates his employment for "Good Reason," as defined in Section 4(b)(ii) hereof, any unexercisable Initial Options shall immediately become exercisable and may thereafter be exercised in full for a period of one year following such termination. The Subsequent Options shall be subject to the terms and provisions of the stock option plan pursuant to which they are granted and the stock option agreement relating to the Subsequent Options, which stock option agreement shall be in the form then customarily used by the Company.

          (d)  Medical and Dental Insurance.  The Executive and his qualified
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dependents shall be entitled to continue to participate in the medical plan of
Emson Incorporated, and the Company shall cause Emson Incorporated to continue to provide coverage thereunder to the Executive and his qualified dependents if they elect to continue such participation, until December 31, 1999. The Executive and his qualified dependents shall be eligible to participate in the medical and dental plans of the Company in accordance with the terms thereof following any open enrollment period thereunder and, upon such participation, coverage for the Executive and his qualified dependents under the medical plan of Emson Incorporated shall terminate.

          (e)  Life Insurance.  During the Employment Period, the Company shall
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cause Emson Research, Inc., at its cost, to continue to provide the Executive with coverage under the split-dollar insurance policy on the life of the Executive currently in effect. In addition, the Executive shall be eligible to participate, commencing on the Effective Date and continuing during the Employment Period, in the Company's life insurance plan in accordance with the terms thereof, with coverage of $200,000 on the life of the Executive, the cost of which shall be paid by the Company. During the Employment Period, the Executive also shall be entitled to participate, at his own expense, in the optional life insurance program of the Company in accordance with the terms thereof.

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          (f)  Liability Insurance.  The Company shall provide coverage to the
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Executive under the Company's directors and officers liability insurance policy in accordance with the terms thereof to the extent that the Company continues to provide such insurance to its officers.

          (g)  Pension Plan; Profit Sharing and Savings Plan.  Commencing on the
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Effective Date, the Executive shall be eligible to participate in the Company's pension plan in accordance with the terms thereof and shall be fully vested in the benefits thereunder. Commencing on the Effective Date, the Executive shall be eligible to participate in the Company's profit sharing and savings plan in accordance with the terms thereof and shall be fully vested in Company contributions on behalf of the Executive thereunder.

          (h)  Automobile.  During the Employment Period, the Company shall
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provide the Executive with the use of an automobile of the type normally leased by the Company for its officers located in the United States or, if the Executive so elects, of the type currently used by the Executive and leased by Emson Incorporated, with the Company paying lease payments in an amount equal to those for an automobile of the type normally leased by the Company for its officers located in the United States and the Executive paying any lease payments in excess thereof.

          (i)  Country Club Membership.  During the Employment Period, the
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Company shall reimburse the Executive for the dues, assessments and charges, other than charges for personal use, for membership in one country club selected by the Executive.

          (j)  Vacation.  During the Employment Period, the Executive shall be
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entitled each calendar year to four weeks of paid vacation in addition to holidays observed by the Company.

          (k)  Other Benefits. During the Employment Period, the Executive shall
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be entitled to participate in any benefit programs of the Company which are in addition to those set forth in this Section 3 on the same basis as other peer executives of the Company located in the United States having the same level of responsibility, which programs shall consist of those benefits for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board.

          (l)  Reimbursement of Expenses.  The Company shall reimburse the
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Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time.

          4.   Termination of Employment.  (a)  The Employment Period shall end
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upon the first to occur of:  (i) the expiration of the term of this Agreement pursuant to Section 1 hereof, (ii) the retirement of the Executive at age 65,
(iii) the termination of the Executive's employment by the Company on account of the Executive's having become unable (as determined by the Board in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six consecutive months, (iv) the Executive's death, (v) the termination of the Executive's employment by the Company with or without Cause or (vi) the termination of the Executive's employment by the Executive with or without Good Reason.

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          (b)   For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          (i) "Cause" shall mean (A) the commission of a felony, (B) habitual drunkenness or repeated malfeasance for which written notice thereof is given to the Executive by the Board (and such malfeasance, if curable, shall not have been cured within 30 days thereafter) or (C) the breach of any provision of the Employee Confidentiality Agreement or the Conflict of Interest Policy referred to in Section 5 hereof.

          (ii) "Good Reason" shall mean, without the written consent of the Executive (A) any reduction in the responsibilities of the Executive as set forth in Section 2 hereof, (B) any demotion of the Executive in terms of title or reporting responsibilities as set forth in Section 2 hereof, (C) any "Change in Control" of the Company, as defined in Section 4(b)(iii) hereof, (D) any relocation of the Executive's office to a location more than 20 miles from its location on the Effective Date or (E) any breach of this Agreement by the Company which is not cured promptly following written notice thereof given by the Executive to the Company, provided that an isolated, insubstantial or inadvertent action taken in good faith shall not constitute Good Reason.

          (iii) "Change in Control" shall mean any person becoming the holder of securities representing a majority of the voting power of the Company, whether by merger, consolidation, tender offer or otherwise.

          (c)   If the Employment Period ends for any reason set forth in
Section 4(a) hereof, except as otherwise provided in Section 4(d), Section 4(e) or Section 5 hereof, the Executive shall cease to have any rights to salary, bonus (if any) or benefits hereunder, other than (i) any unpaid salary accrued through the date of such termination, (ii) any unpaid expenses which shall have been incurred as of the date of such termination, (iii) to the extent provided in any benefit plan in which the Executive has participated, any plan benefits which by their terms extend beyond termination of the Executive's employment and
(iv) if the Executive so elects, insurance coverage for the Executive and his qualified dependents at the Executive's own expense under the medical plan of Emson Incorporated or the medical and dental plan of the Company in which the Executive and his qualified dependents are participating at the date of such termination of employment, as the case may be, for a period of up to 18 months after the date of such termination of employment or as otherwise provided by the Consolidated Omnibus Budget Reconciliation Act of 1985.

          (d) If the Employment Period ends on account of the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason, in addition to the amounts and benefits described in Section 4(c) hereof and, if applicable, Section 4(e) hereof, the Company shall pay to the Executive amounts equal to the amounts the Executive would have received as salary (based on the Executive's salary then in effect) had the Employment Period remained in effect until the later to occur of the date (i) on which the Employment Period would have expired pursuant to Section 1 hereof or (ii) which is 24 months following the date of such termination of employment, such payments to be made at the times such amounts would have been paid had the Employment Period remained in effect.

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          (e)  If the Employment Period ends for any reason set forth in Section
4(a) hereof, other than termination of the Executive's employment by the Company for Cause or by the Executive without Good Reason, the Company shall pay to the Executive any bonus payable for the Company's fiscal year in which such termination of employment occurs, such bonus to be prorated in accordance with Company policy and paid at the time that bonuses for such year are paid to other executives of the Company.

          5.   Confidentiality Agreement and Conflict of Interest Policy.
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Simultaneously with the execution of this Agreement, the Company and the
Executive are entering into an Employee Confidentiality Agreement in the form attached hereto as Exhibit A (the "Confidentiality Agreement") and the Executive is acknowledging the Company's Conflict of Interest Policy in the form attached hereto as Exhibit B (the "Conflict of Interest Policy"). As set forth in Sections 9 and 10 of the Confidentiality Agreement, the period during which the Executive is prohibited from competing with the Company and Emson and their respective subsidiaries and affiliates and is prohibited from soliciting any of their employees (the "Noncompetition Period") shall commence on the Effective Date and shall continue until the later to occur of (a) the third anniversary of the Effective Date and (b) the last day of the period during which the Executive is receiving any payments pursuant to Section 3 or Section 4 hereof. If the Employment Period terminates for any reason set forth in Section 4(a) hereof and on the date of such termination the Noncompetition Period does not, pursuant to the provisions of the Confidentiality Agreement, extend for at least one year following such termination, the Company may, in its sole discretion, extend the Noncompetition Period for an additional period (the "Additional Noncompetition Period") so that the Noncompetition Period, as extended by the Additional Noncompetition Period, shall end no later than one year after such termination of the Employment Period. In the event of such extension of the Noncompetition Period, provided that the Executive complies with such prohibition on competition and solicitation during the Noncompetition Period and the Additional Noncompetition Period, the Company shall pay to the Executive during the Additional Noncompetition Period amounts equal to the amounts that the Executive would have received as salary (based on the Executive's salary then in effect) had the Employment Period been in effect during the Additional Noncompetition Period, such payments to be made at the times such amounts would have been paid had the Employment Period been in effect during the Additional Noncompetition Period; provided, however, that the amounts shall cease to be payable to the Executive pursuant to this sentence upon the Executive obtaining full time employment at any time during the Additional Noncompetition Period (it being understood that any such employment shall not violate the Executive's noncompetition obligations described in this Agreement or the Confidentiality Agreement or shorten the duration of the Additional Noncompetition Period).

          6.   Personal Property.  The Executive represents to the Company that
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all furniture, wall hangings and other furnishings located in the Executive's office on the Effective Date shall be the personal property of the Executive and, based on such representation, the Company hereby agrees that it shall take no action to cause such personal property not to remain the personal property of the Executive.

          7.   Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, or sent by certified mail, return receipt requested, postage prepaid, addressed (a) if to the Executive, to his address as set forth in the records of the

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Company, and if to the Company, to AptarGroup, Inc., 475 W. Terra Cotta Ave.,
Suite E, Crystal Lake, Illinois 60014, attention Stephen J. Hagge, Executive Vice President, Chief Financial Officer, Secretary and Treasurer, or (b) to such other address as either party shall have furnished to the other in accordance with this Section 7.

          8.   Severability. Whenever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          9.   Entire Agreement.  This Agreement, the Confidentiality Agreement
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and Conflict of Interest Policy constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          10.  Successors and Assigns.  This Agreement shall inure to the
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benefit of and be enforceable by the Executive and his heirs, executors and personal representatives, and the Company and its successors and assigns. Any successor or assign of the Company shall assume the liabilities of the Company hereunder.

          11.  Governing Law.  This Agreement shall be governed by the internal
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laws (as opposed to the conflicts of law provisions) of the State of Illinois.

          12.  Amendment and Waiver.  The provisions of this Agreement may be
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amended or waived only with the prior written consent of the Company and the
Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          13.  Emson Europe Limited.  At any time from and after the Effective
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Date, at the request of the Company, the Executive shall assign, convey and deliver the 1 share of Emson Europe Limited held by the Executive to a Person designated by the Company.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              APTARGROUP, INC.

                              By:  /s/ Pfeiffer
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                              Its: Vice Chairman
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                              EXECUTIVE

                                   /s/ Emil Meshberg
                              -----------------------------------------
                                         Emil Meshberg

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